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                                                                      EXHIBIT 11


                         VIASOFT, INC. AND SUBSIDIARIES

                     Computation of Earnings(Loss) Per Share
                                   Exhibit 11
                      (in thousands, except per share data)


                                                                                  Twelve Months Ended
                                                                                        June 30,
                                                                     ---------------------------------------------------
                                                                         1999                1998                 1997
BASIC EARNINGS (LOSS) PER SHARE
Common Shares Outstanding, beginning of period                         19,321              17,723                16,719

Effect of Weighting of Shares:
         Employee stock options exercised                                  73                 130                   131
         Shares issued in public offering                                  --               1,132                    --
         Shares purchased                                                  78                  29                   241
         Treasury shares                                               (1,164)                (15)                   --
         Shares issued related to R&O acquisition                          --                  --                   121
                                                                     --------             -------              --------

Weighted average number of common shares outstanding                   18,308              18,999                17,212
                                                                     ========             =======              ========

Net income (loss)                                                    $ (8,490)            $ 7,935              $(15,436)
                                                                     ========             =======              ========

Earnings (loss) per common share                                      $ (0.46)             $ 0.42               $ (0.90)
                                                                     ========             =======              ========

DILUTED EARNINGS (LOSS) PER SHARE
Common Shares Outstanding, beginning of period                         19,321              17,723                16,719

Effect of Weighting of Shares:

         Warrants and employee stock options outstanding                   --                 800                    --
         Employee stock options exercised                                  73                 130                   131
         Shares issued in public offering                                  --               1,132                    --
         Shares purchased                                                  78                  29                   241
         Treasury shares                                               (1,164)                (15)                   --
         Shares issued related to R&O acquisition                          --                  --                   121
                                                                     --------             -------              --------

Weighted average number of common and common
         share equivalents outstanding                                 18,308              19,799                17,212
                                                                     ========             =======              ========

Net income (loss)                                                    $ (8,490)            $ 7,935              $(15,436)
                                                                     ========             =======              ========

Earnings (loss) per common and common share equivalent                $ (0.46)             $ 0.40               $ (0.90)
                                                                     ========             =======              ========